EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Base Prospectus and to the incorporation by reference of our report dated January 26, 2011, with respect to the financial statements of Tortoise Capital Resources Corporation for the year ended November 30, 2010, in the Registration Statement (Form S-3) filed with the Securities and Exchange Commission under the Securities Act of 1933.

/s/ Ernst & Young LLP

Kansas City, Missouri
September 21, 2011